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EXHIBIT NO. 3.01 - ARTICLES OF INCORPORATION AND RELATED AMENDMENTS

                           ARTICLES OF INCORPORATION
                                      OF
                             M&K INVESTMENTS, INC.

  We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of the corporation under the provisions of the Utan Business Corporation Act (hereinafter called the facts), do hereby adopt the following Articles of Incorporation for such Corporation.

                                 ARTICLE I

  Name. The name of the corporation (hereinafter called the "Corporation") is M&R INVESTMENTS, INC.

                                 ARTICLE II

  Period of Duration. The period of duration of the Corporation perpetual.

                                ARTICLE III

  Purpose and Powers. The purposes for which this Corporation is organized, but is not limited to, is to invest in real estate and to invest in all forms of investment, including real and personal property, stocks and bonds, including, but not limited to, the acquisition of a business opportunity in any industry including industries such as manufacturing, finance, service, natural resources high technology, product development, medical, communications or any other industry; and to engage in all other lawful business.

                                ARTICLE IV

  Capitalization. The Corporation shall have the authority to issue 50,000,000 (Fifty Million) shares of stock each having a par value of one-tenth of one cent ($.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

                                ARTICLE V

  Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                               ARTICLE VI

  Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 11077 Susan Drive, Sandy, Utah 84092, and the initial registered Agent at such office is Mark L. Green.

                              ARTICLE VII

  Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the names and post office addresses of the persons who shall serve as directors until their successors are elected and qualified are:


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Kent D. Seegmiller            1055 F. Tropicana, Suite 725 Las Vegas, NV 89109
Mark L. Green                 11077 Susan Drive Sandy, UT 84092
Jasmine M. Seegmiller         1055 P. Tropicana, Suite 725 Las Vegas, NV 89109

                               ARTICLE IIX

Incorporators. The name and post office address of each incorporator is:

Kent D. Seegmiller            1055 E. Tropicana, Suite 725 Las Vegas, NV 89109
Mark L. Green                 11077 Susan Drive Sandy, UT 84092
Jasmine M. Seegmiller         1055 E. Tropicana, Suite 725 Las Vegas, NV 89109

                               ARTICLE IX

  Pre-emptive Rights. There shall be no pre-emptive rights to acquire unissued and/or treasury shares of the stock of the Corporation.

                               ARTICLE X

  Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholders, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the Shareholder shall have no right to accumulate his or its votes with regard to such election.

  Mark L. Green, hereby accepts the appointment as registered agent for M&K Investments, Inc.

/s/ Mark L. Green
-----------------
Registered Agent

STATE OF Nevada )
 (sic)          :ss.
COUNTY OF [sic] )

On the 17th   day of February,1987, personally appeared before me Kent D.
Seegmiller, Mark L. Green, and Jasmine M. Seegmiller, who acknowledged to me that they are the persons who signed the foregoing Articles of Incorporation as incorporators and that they have read the foregoing Articles of Incorporation and know the content thereof, and that the same is true of their knowledge as to those matters upon which they operate on information and belief, and as to those matters believe them to be true.

                                          /S/ Kent D. Seegmiller

                                          /S/ Mark L. Green

                                          /S/ Jasmine M. Seegmiller



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  SUBSCRIBED AND SWORN to before me this 17th day of February.

/s/ Shelley Anderson
--------------------
NOTARY PUBLIC
Residing at  3049 Rigel Avenue
------------------------------

My Commission Expires:
4-16-90

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                         ARTICLES OF AMENDMENT
                    TO THE ARTICLES OF INCORPORATION
                                   OF
                         M & K INVESTMENTS, INC.

  Pursuant to the provisions of Section 16-lOa-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is M & K Investments, Inc.

SECOND: The following amendment to the Articles of Incorporation of M & K Investments, Inc. was duly adopted by the stockholders of the corporation at a meeting held October 31, 1994, in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

                           ARTICLE I - NAME

  The name of this corporation is "DYNAMIC INFORMATION SYSTEM & EXCHANGE,
INC."

  THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares; however, pursuant to the resolution adopted by the stockholders of the corporation at the meeting held October 31, 1994, the 16,858,453 $0.001 par value common voting shares issued and outstanding were reverse split on a basis of one for two, retaining the authorized shares at 50,000,000 and retaining the par value at" one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation, and resulting in a total of approximately 8,429,226 shares of one mill ($0.001) par value common voting stock being issued and outstanding. The reverse split shall be effective November 7, 1994, at 8:00 o'clock a.m., local time.

  FOURTH: The amendments effecting the reverse split and changing the name of the Company to "DYNAMIC INFORMATION SYSTEM & EXCHANGE, INC." was adopted by the stockholders at a meeting held October 31, 1994.

  FIFTH: These amendments were not adopted by the incorporators or the Board of Directors without stockholder action.

  SIXTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:


                CLASS                            NUMBER OF SHARES

               Common                                16,858,453

  (b) The number of shares voted for such amendment was 13,501,914, with none opposing and none abstaining.










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IN WITNESS WHEREOF, the undersigned President and Secretary, having been
"hereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 31st day of October, 1994.

                                            M&K INVESTMENT, INC.
                                            /s/ Signature


                                            by  ----------------


Attest:

/s/ Signature
Larry Heaps
-------------















































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                           ARTICLES OF AMENDMENT
                    TO THE ARTICLES OF INCORPORATION OF
                 DYNAMIC INFORMATION SYSTEM & EXCHANGE, INC.

  Pursuant to the provisions of Section 16-lOa-1006, of the Utah Revised Business Corporation Act, Dynamic Information System & exchange, Inc., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

  FIRST: The name of the Corporation is Dynamic Information System & exchange, Inc.

  SECOND: Article IV of the Articles of Incorporation shall be amended to read as follows:

                               Article IV

  The Corporation shall have the authority to issue a total of 55,000,000 shares of stock consisting of 50,000,000 shares designated as Common Stock having a par value of $0.001 per share (hereinafter referred to as "Common Stock"), and 5,000,000 shares designated as preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock'').

  Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors without any approval required of the shareholders of the Corporation. Furthermore, the authority to fix and determine the powers, qualifications, limitations, restrictions, designation, rights, preferences, or other variations of each class or series within each class which the Corporation is authorized to issue. The above described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

 Except as otherwise amended above Article I shall remain unchanged and in full force and effect.

  THIRD: By executing these Articles of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on June 1, 1995, the foregoing amendment to the Articles of Incorporation of Dynamic Information System & exchange, Inc., was authorized and approved pursuant to Section 16-lOa-1006, of the Utah Revised Business Corporation Act by the vote of a majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 9,010,060, ago of which 5,164,250 shares voted for 15,000 shares voted against and 1,383,332 shares abstained from the foregoing amendment to the Articles of incorporation. No other class of shares was entitled to vote thereon as a class.

  DATED this 21st day of June , 1995

/s/Curtis T. Johnson, President

/s/ Larry Heaps, Secretary

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State of Utah        )
                     :
County of Salt Lake  )

  On this 26th day of June, 1995, personally appeared before me, the undersigned, a notary public, Curtis T. Johnson and Larry Heaps who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above-name corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation and that the statements contained therein are true.

  WITNESS MY HAND AND OFFICIAL SEAL.


                                  /s/ Shelcy Barrett (sic)
                                  ------------------------
                                  Notary Public